Exhibit 10.31

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

CAR MODEL MANUFACTURING AGREEMENT

First Automobile Branch of Zhejiang Haoqing Automobile Manufacturing Co., Ltd.

and

Polestar New Energy Vehicle Co. Ltd.

Manufacturing of Polestar 2 in the Luqiao Plant

TABLE OF CONTENTS

1.	DEFINITIONS	2

2.	CAR MODEL MANUFACTURING AGREEMENT	3

3.	THE CONTRACT PRODUCT	3

4.	VOLUME PLANNING PROCEDURES	4

5.	PRICE AND PAYMENT	4

6.	MISCELLANEOUS	4

7.	TERM	4

LIST OF APPENDICES TO THIS CAR MODEL MANUFACTURING AGREEMENT

Appendix 1—General Terms

Appendix 2—Technical Specification

Car Model Manufacturing Agreement	1(6)

This CAR MODEL MANUFACTURING AGREEMENT (this “Car Model Manufacturing Agreement”) is entered into on the date indicated below and made between:

(1)

First Automobile Branch of Zhejiang Haoqing Automobile Manufacturing Co., Ltd., a branch of Geely’s subsidiary Zhejiang Haoqing Automobile Manufacturing Co., Ltd. Reg. No. 91331004759093054Q, a limited liability company incorporated under the laws of People’s Republic of China (the “Supplier” or “First Branch”); and

(2)	Polestar New Energy Vehicle Co. Ltd., Reg. No. 91510100MA6BX1H33P, a limited liability company incorporated under the laws of People’s Republic of China (the “Buyer”).

The Supplier and the Buyer are referred to individually as a “Party” and jointly as the “Parties”.

BACKGROUND

A.

Zhejiang Geely Holding Group Co., Ltd. (“Geely”) owns and operates, through its subsidiaries Asia Euro Automobile Manufacturing (Taizhou) Co., Ltd. (“AELQ”) and Zhejiang Jin Gang Automobile Co., Ltd. (“KingKong”), a plant for manufacturing of cars in Luqiao of Taizhou City in the People’s Republic of China (the “Plant”). Land, building and facilities, as well as certain equipment and tooling, of the Plant are owned or possessed by KingKong and leased to AELQ.

B.

In relation to vehicles for the Chinese market, First Automobile Branch of Zhejiang Haoqing Automobile Manufacturing Co., Ltd. (“First Branch”) has the legal capacity to manufacture and sell complete vehicles and it is the entity purchasing the close-to- complete vehicles manufactured by AELQ. In relation to vehicles for export outside of the People’s Republic of China, AELQ is the entity manufacturing and selling complete vehicles. Geely, through First Branch, AELQ, etc., holds the necessary manufacturing permits to manufacture cars in the Plant.

C.	Volvo Car Corporation (“Volvo Cars”), Geely, AELQ and First Branch have agreed that the Buyer shall be allowed to have vehicles manufactured in the Plant.

D.	The Luqaio Steering Committee (defined below) has been established for inter alia governance of the operation of the Plant.

E.	The Buyer now wishes that the Supplier shall (i) have AELQ manufacture close-to- complete and (ii) itself complete and sell completed Polestar 2 vehicles (the “Contract Product”) to the Buyer.

F.

The general terms and conditions that shall apply to the manufacturing and assembly of cars in the Plant, and that shall thus apply to this Car Model Manufacturing Agreement, are attached hereto as Appendix 1 (the “General Terms”).

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Car Model Manufacturing Agreement	2(6)

G.	As a general principle, Volvo Cars, Geely, AELQ and the Parties agree that transactions amongst all relevant entities involved shall be conducted on arm’s length terms.

H.	In light of the foregoing, the Parties have agreed to execute this Car Model Manufacturing Agreement.

1.	DEFINITIONS

The following terms shall have the meanings ascribed to them below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

“AELQ” shall have the meaning set out in Background A above.

“Affiliates” means (i) for Supplier, any other legal entity that directly or indirectly is controlled by Geely and (ii) for Buyer, any other legal entity that, directly or indirectly, is controlled (individually or jointly) by:

(i)	Polestar Automotive (Shanghai) Co., Ltd;

(ii)	Polestar New Energy Vehicle Co., Ltd.;

(iii)	Polestar Holding AB; or

(iv)	Polestar Performance AB;

“control” for this purpose meaning ownership or control of at least fifty per cent (50%) of the voting stock, partnership interest or other ownership interest of such legal entity, and the term “controlled by” having correlative meaning. The Parties, however, agree to renegotiate this definition of “Affiliates” in good faith if it in the future does not reflect the Parties’ intention at the time of signing this Car Model Manufacturing Agreement due to a restructuring or reorganisation in relation to either of the Parties.

“Car Model Manufacturing Agreement” means this car model manufacturing agreement including its appendices and exhibits thereto.

“Contract Product” shall have the meaning set out in Background E above.

“First Branch” shall have the meaning set out in Background B above.

“Geely” shall have the meaning set out in Background A above.

“General Terms” shall have the meaning set out in Background F above.

“KingKong” shall have the meaning set out in Background A above.

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Car Model Manufacturing Agreement	3(6)

“Luqaio Steering Committee” shall have the meaning ascribed to it in the General Terms.

“Plant” shall have the meaning set out in Background A above.

“Reserved Volumes” shall have the meaning ascribed to it in the General Terms.

“Technical Information” shall have the meaning ascribed to it in the General Terms.

“Technical Specifications” shall have the meaning ascribed to it in the General Terms.

“Volvo Cars” shall have the meaning set out in Background C above.

2.	CAR MODEL MANUFACTURING AGREEMENT

2.1

This Car Model Manufacturing Agreement sets out the specific terms that shall apply to the manufacturing, assembly and sales to the Buyer of the Contract Product. The general terms and conditions in relation to the obligations of the Parties hereunder are set out in the General Terms, which, together with the other appendices to this Car Model Manufacturing Agreement, form an integral part of this Car Model Manufacturing Agreement.

2.2

In the event there are any contradictions or inconsistencies between the terms of this Car Model Manufacturing Agreement and the appendices hereto, the Parties agree that they shall prevail over each other in the following order if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise:

(a)	this main document of this Car Model Manufacturing Agreement.

(b)	Appendix 1—General Terms.

(c)	Appendix 2—Technical Specification.

2.3	Matters not addressed herein shall be referred to the General Terms.

3.	THE CONTRACT PRODUCT

3.1

The Supplier agrees to supply to the Buyer and the Buyer agrees to purchase the Contract Products ordered in accordance with the terms and conditions under this Agreement. The Contract Products shall be manufactured in accordance with the Technical Specifications.

3.2	The Buyer shall provide the Supplier with such Technical Information as set out in the General Terms. The Technical Specifications for the Contract Product are attached hereto as Appendix 2.

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Car Model Manufacturing Agreement	4(6)

3.3

Any changes to the Technical Specifications that affect the Contract Product shall be notified by the Buyer to the Supplier according to the change management procedures for the Contract Products set out in the General Terms.

4.	VOLUME PLANNING PROCEDURES

4.1	The volume planning procedures applicable in relation to the production of the Contract Products are set out in the General Terms.

4.2

The Buyer’s Reserved Volumes for the initial years 2019, 2020 and 2021 shall be decided by the Luqaio Steering Committee as soon as possible upon the execution of this Car Model Assignment Agreement, and for avoidance of doubt at the latest in accordance with the volume planning procedures set out in the General Terms, and shall be the base assumption for planning of future Reserved Volumes.

5.	PRICE AND PAYMENT

Payment terms and the procedures for setting the price of the Contract Products are set out in the General Terms.

6.	MISCELLANEOUS

6.1	Notices

6.1.1	Notices, demands, requests and other communications between the Parties is governed by the General Terms.

6.1.2	All such notices, demands, requests and other communications shall be sent to following addresses:

To the Supplier:

First Automobile Branch of Zhejiang Haoqing Automobile
Manufacturing Co., Ltd.

[***]

No.588, Pengbei Avenue, Pengjie Town, Luqiao District,
Taizhou, Zhejiang Province, China

Telephone: [***]

Email: [***]

To the Buyer:	Polestar New Energy Vehicle Co. Ltd. Legal Department 1280 Tiangong Avenue, Xinxing Neighborhood, Tianfu New District, CN 610000, CHENGDU, China Email: legal@polestar.com

7.	TERM

This Car Model Manufacturing Agreement shall become effective when signed by duly authorised signatories of each Party and approved by the Luqiao Steering Committee, and shall, unless terminated in accordance with the principles set forth in the General Terms, remain in force for a period of seven (7) years.

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Car Model Manufacturing Agreement	5(6)

This Car Model Manufacturing Agreement has been signed in two (2) originals, of which the parties have received one (1) each.

FIRST AUTOMOBILE BRANCH OF ZHEJIANG HAOQING AUTOMOBILE MANUFACTURING CO., LTD.	POLESTAR NEW ENERGY VEHICLE CO. LTD.

Place: Taizhou	Place: Chengdu
Date: Nov. 28, 2018	Date: July 23, 2018

/s/ Gu Wei Ming	/s/ Lars Danielson
Signature	Signature

Lars Danielson

GM	Chairman of Polestar Shanghai
Clarification of signature and title	Clarification of signature and title

/s/ (seal)
Signature	Signature

Clarification of signature and title	Clarification of signature and title

APPENDIX 1

Appendix 1 to Car Model Manufacturing Agreement

GENERAL TERMS AND CONDITIONS

For the manufacturing and assembly of Geely, Volvo and other branded vehicles in the Luqiao Plant

TABLE OF CONTENTS

1.	DEFINITIONS	2
2.	SALE AND PURCHASE	4
3.	VOLUME FORECASTS AND ORDER PROCESS	4
4.	PRICE AND PAYMENT	5
5.	MANUFACTURING	6
6.	DELIVERY, TITLE AND RISK	7
7.	QUALITY, INSPECTION AND RIGHT TO REJECT PRODUCTS	9
8.	PERMITS	10
9.	WARRANTY, PRODUCT LIABILITY, RECALL AND OTHER CLAIMS	10
10.	TRADEMARKS	11
11.	LIMITATION OF LIABILITY	12
12.	GOVERNANCE AND CHANGES	12
13.	CONFIDENTIALITY	13
14.	TERM AND TERMINATION	14
15.	MISCELLANEOUS	15
16.	GOVERNING LAW	17
17.	DISPUTE RESOLUTION	17

LIST OF EXHIBITS TO THESE GENERAL TERMS AND CONDITIONS

Exhibit 1—Volume planning procedures

Exhibit 2—Car pricing principles and procedures

Car Model Manufacturing Agreement	2(23)

1.	DEFINITIONS

The following terms shall have the meanings ascribed to them below. All defined terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

“AELQ” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

“Affiliates” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

“Agreement” means the Car Model Manufacturing Agreement and its appendices, including these General Terms and its Exhibits.

“Buyer” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

“Car Model Manufacturing Agreement” means the executed car model manufacturing agreement to which these General Terms are attached.

“Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to, the Technical Information and other information relating to Contract Products, intellectual property rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of the Car Model Manufacturing Agreement.

“Contract Product” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

“Components” means all the components and parts included in the Contract Product.

“Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party.

“Factory Complete” means when a Contract Product fulfils and complies with all the Supplier’s inspections and quality assurance processes, being in a deliverable condition and fully checked to be in compliance with the Buyer’s demands and requirements in accordance with this Agreement, including the Technical Specification.

“First Branch” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

Car Model Manufacturing Agreement	3(23)

“Geely” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

“General Terms” means these General Terms and Conditions, including its exhibits.

“Know-How” means the technical information, knowledge and experience related to the Technical Specification or conveyed through the technical assistance rendered under this Agreement incorporating, if any, industrial and/or intellectual property rights.

“LTIV” means the long term investment volumes as elaborated on in Exhibit 1.

“Luqiao Steering Committee” means the committee established for inter alia governance of the operation of the Plant and which is represented by Geely, Volvo Cars, AELQ, First Branch, Buyer and other buyers of contract products from First Branch or AELQ under any other car model manufacturing agreement similar to the Car Model Manufacturing Agreement.

“Permits” shall mean as set out in Section 8.1.

“Plant” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

“Receiving Party” means the Party receiving Confidential Information from the Disclosing Party.

“Reserved Volumes” shall have the meaning set out in Exhibit 1.

“Requested Volumes” shall have the meaning set out in Exhibit 1.

“Strategic Board” means the highest level governance forum established by the Parties for handling the cooperation between the Parties in respect of various matters.

“Supplier” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

“Technical Information” means all Technical Specification and Know-How and all other written or printed technical information or software stored in any media or materials or prototypes communicated to the Supplier by the Buyer and all reproductions, excerpts and summaries thereof, and all modifications and/or improvements to the Technical Specification and Know-How made by or for the Supplier.

“Technical Specification” means necessary product drawings, material lists, assembly instructions and quality requirements on paper or in electronic form provided by the Buyer for the assembly of the Contract Product in accordance with the terms and conditions of this Agreement and that shall be attached to each Car Model Manufacturing Agreement.

Car Model Manufacturing Agreement	4(23)

“Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement

“Type Bound Tooling” means tooling that are specific to certain Contract Products and that are unique to the Buyer.

“Vendor Tooling” means tooling owned by the Buyer that is used and stored at the premises of a Third Party but used for the production of Contract Products (and/or components therein) for the Buyer.

“Volume Planning Committee” means the committee established for the purpose of planning volume allocations for vehicles to be produced in the Plant and which is represented by Geely, Volvo Cars, AELQ, First Branch, the Buyer and other buyers which have entered into car model manufacturing agreements with First Branch or AELQ for production of vehicles in the Plant.

“VCPA” means Volvo Customer Product Audit.

“Volvo Cars” shall have the meaning ascribed to it in the Car Model Manufacturing Agreement.

2.	SALE AND PURCHASE

2.1	The Supplier agrees to supply to the Buyer, and the Buyer agrees to purchase, the Contract Products ordered in accordance with and under the terms and conditions of this Agreement.

2.2

Insofar as the Supplier is First Branch, the Buyer acknowledges that the Supplier will have the Contract Products manufactured for the Buyer and supplied to the Buyer, but that the Supplier will have AELQ manufacturing and assembling the Contract Products in the Plant up to close-to-final status under a car model agreement—component sales and then complete and sell the completed Contract Products to the Buyer. If the Supplier is AELQ, the Buyer acknowledges that the Supplier will manufacture and assemble the Contract Products in the Plant up to complete status and sell the completed Contract Products to the Buyer.

2.3

The Parties acknowledge that other car model manufacturing agreements may be entered into for the production of vehicles in the Plant other than the Contract Products. The Buyer shall not only cooperate with the Supplier, but shall also cooperate with AELQ (if the Supplier is First Branch), First Branch (if the Supplier is AELQ), Geely, Volvo Cars as well as buyers under such other car model manufacturing agreements in order to facilitate the operation of the Plant and the overall production of vehicles in the Plant as well as of the Contract Products.

3.	VOLUME FORECASTS AND ORDER PROCESS

3.1	The procedures for planning the manufacturing and assembly of the Contract Products in the Plant, including forecasted volumes and orders for Contract Products, are attached hereto as Exhibit 1.

3.2	The Buyer will order and the Supplier will supply the Contract Products in accordance with the order process set out in Exhibit 1.

Car Model Manufacturing Agreement	5(23)

4.	PRICE AND PAYMENT

4.1	Price

4.1.1

The Contract Products shall be priced based on the full cost of production for such Contract Products plus a mark-up, currently being [***]. The mark-up will be reviewed and adjusted in accordance with the latest available benchmark under the guidelines of the Organisation for Economic Co-operation and Development. The pricing is based on the total estimated fixed and variable costs for producing vehicles in the Plant, [***]. The principles and procedures for calculating the full cost of production and for setting the price of the Contract Products, on an ‘arm’s length’ basis, are attached hereto as Exhibit 2.

4.1.2

In addition to Contract Products, also service/spare parts manufactured in the Plant being parts in a Contract Product shall be possible to order under this Car Model Manufacturing Agreement. In such case the principles relating to Contract Products in this Car Model Manufacturing Agreement shall also apply to such service/spare parts as far as reasonably possible, unless the context or circumstances clearly suggests otherwise.

4.2	Payment

4.2.1

Invoice for a Contract Product shall be issued by the Supplier to the Buyer when the Contract Product is Factory Complete. Invoices may be generated electronically. However, the Buyer may request hard-copy summary invoices that summarises total batches of individual invoices over a specified period, in order to satisfy VAT and customs reporting requirements.

4.2.2

Invoice from the Supplier to the Buyer shall be paid at the latest forty-five (45) days after an invoice has been issued. Payment shall be made in RMB or such other currency that the Supplier and the Buyer may agree, in a timely manner and in accordance with the payment terms set forth in this Section 4.2.

4.2.3

All amounts and payments referred to in this Agreement are exclusive of VAT, and any other taxes, for example withholding tax and surcharges. VAT is chargeable on all invoiced amounts only when required by local law and shall be borne by the Buyer, Buyer may appoint an Affiliate or Third Party to handle the requisite VAT registration and recovery.

4.2.4

Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on the one (1) month applicable interbank rate, with an addition of two per cent (2%) per annum.

4.2.5	Any bank charges in connection with payment by the Buyer to the Supplier shall be paid or reimbursed by the Buyer.

4.2.6

If the Buyer is in default in making any payment, without legitimate reasons for withholding payment, the Supplier may postpone its obligations under this Agreement until payment is received. Any postponement or termination of the Supplier’s obligations under this Agreement shall have no effect on the Supplier’s obligations or commitments under any other agreement or understanding between the Parties.

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5.	MANUFACTURING

5.1	Assembly

5.1.1

The Supplier shall assemble the Contract Products in the Plant. The Supplier shall during the Term maintain capacity to manufacture, assemble and supply to the Buyer Contract Products in quantities ordered by the Buyer up to the volumes agreed between the Parties, and such capacity will in relation to the Buyer never exceed such volumes dedicated to the Buyer as decided by the Luqaio Steering Committee. The Parties thus acknowledge that the capacity in the Plant is limited and shared between the Buyer and other buyers having vehicles produced in the Plant.

5.1.2

The Buyer shall provide the Supplier with the Technical Specification and relevant Know- How for the manufacturing of the Contract Product. The Buyer may also, subject to separate agreement between the Parties, provide technical assistance to a reasonable level at the cost of the Supplier.

5.1.3

The Supplier undertakes to assemble the Contract Product in strict conformity with the Technical Specification, Know-How and/or as otherwise instructed by the Buyer from time to time and shall never implement any product changes, modification or substitutions of Component(s) unless authorized thereto in writing by the Buyer in each case, subject to the change management procedures set forth in Section 12.2.

5.2	Equipment and tooling

5.2.1

The Supplier undertakes to maintain in its (or KingKong’s or AELQ’s, as applicable) ownership and possession all equipment and in-house tooling for vehicles to be produced in the Plant, except for Type Bound Tooling which the Buyer shall remain the owner of. The Buyer will remain the owner of the Type Bound Tooling even if such is located in the Plant. Normal tooling maintenance will be commenced by the Supplier and related costs charged as part of the price for the Contract Products, whereas update and replacement of the Type Bound Tooling will be controlled and paid separately by the Buyer.

5.2.2

The Supplier undertakes to (or see to that KingKong or AELQ, as applicable) acquire or have acquired, all such necessary tooling, equipment and systems, including but not limited to jigs, fixtures, tools and welding equipment, necessary for the assembly of the Contract Product, except for the Type Bound Tooling mentioned in 5.2.1.

5.2.3	Any tooling and equipment acquired in accordance with Section 5.2.1-5.2.2 shall meet the Supplier’s quality requirements.

5.2.4	Contract Product specific tooling and equipment acquired in accordance herewith shall be used solely for the purpose of the assembly of the Contract Product and its Components.

5.2.5

All plant tooling and equipment used by Supplier for the production of the Contract Products shall be maintained in proper working condition by the Supplier in accordance with applicable maintenance instructions for said tooling and equipment or by using industry practice if there are no specific instructions.

5.2.6

Purchase, maintenance and repair of unique Vendor Tooling, which is used only in relation to the Buyer’s Contract Products, is not covered by this Agreement. The Buyer is responsible for providing and maintaining such Vendor Tooling. Costs related to commonly used Vendor Tooling should be [***].

Car Model Manufacturing Agreement	7(23)

5.2.7	The Parties may enter into separate tooling agreements in order to regulate any details around tooling, which is not regulated herein.

5.3	Components

5.3.1

The Buyer is responsible for ensuring that the Supplier is able to order Components for the production of Contract Products by calling-off such Components from Component suppliers procured by the Buyer.

5.3.2

Components will be called-off from Component suppliers directly by the Supplier (or AELQ, as applicable) on behalf of the Buyer. The Buyer shall ensure that the Supplier is provided with information required to be able to call-off Components from such suppliers.

5.3.3

The Supplier shall pay (or shall ensure that AELQ pays, as applicable) all Component suppliers’ invoices directly to the Component suppliers. The costs for such Components shall be included in the prices for the Contract Products.

5.4	License grant

5.4.1

The Buyer hereby grants to the Supplier a limited, non-exclusive, sub-licensable only to the extent set out in Section 5.4.2 below, license to the Buyer’s intellectual property rights which are necessary for the production of the Contract Products and solely for the purpose of producing the Contract Products under and during the term of this Agreement. The license granted hereunder does not give the Supplier any right whatsoever to use the Buyer’s intellectual property rights for any purpose other than as stated in this Section 5.4 and for the production of the Contract Products.

5.4.2	If the Supplier is First Branch, the license granted under Section 5.4.1 shall be sub-licensable to AELQ.

5.5	Insurance

5.5.1	The Supplier is responsible to ensure that the equipment owned by the Supplier and used in the Plant is properly insured.

5.5.2	The Supplier shall (or, insofar as the Supplier is First Branch, shall ensure that AELQ) hold necessary insurance protection.

6.	DELIVERY, TITLE AND RISK

6.1	Delivery of Contract Product

6.1.1	The Parties agree that delivery of the Factory Complete Contract Products shall be made Ex Works (Incoterms 2010).

6.1.2

The Supplier shall notify the Buyer when a Contract Product is Factory Complete by registering the Contract Product as Factory Complete in the system used by the Parties for such communication. Simultaneously, the Supplier shall issue the invoice for such Contract Product to the Buyer.

Car Model Manufacturing Agreement	8(23)

6.1.3

The Supplier shall deliver to the Buyer the Factory Complete Contract Products within the timeframe decided during the volume planning procedures as set forth in Exhibit 1 or as agreed between the Parties by making it available for collection by the Buyer through having it parked within the premises of the Plant on the area of the yard designated for the Buyer, and the Supplier shall be deemed to have delivered the Contract Product to the Buyer at such time.

6.1.4

If not otherwise agreed between the Parties, the Buyer undertakes to collect the Contract Products on a daily basis, but latest within two weeks of delivery or as otherwise agreed between the Parties. If this time is exceeded, the Supplier will be entitled to charge the buyer a reasonable storage fee for actual costs incurred by the Supplier, to be agreed upon separately. The Buyer shall, in addition to the obligation described herein, take into consideration that the Supplier will produce vehicles to other buyers than the Buyer and that such vehicles also need be stored on the yard of the Plant.

6.1.5

Title and risk of loss or damage with respect to each Contract Product passes to the Buyer upon the moment it is Factory Complete, without prejudice for the Buyer’s right to reject Contract Products under Section 7.

6.1.6

If the Supplier is in delay of delivery of Contract Products, it shall perform a root cause analysis and, provided the root cause analysis indicates that the delay is caused by the Supplier or within the Supplier’s control, take appropriate measures in order to remedy the delay.

6.2	Distribution and outbound logistic

6.2.1	The Contract Products will be distributed by the Buyer through the distribution network managed by the Buyer.

6.2.2	The Supplier is not responsible for any matters in relation to the distribution of the Contract Product, except for:

(a)	selling the Contract Product directly to the Buyer at the price established under this Agreement;

(b)	reporting any quality-related defect of the Contract Product to the Buyer for recall or other measures required by applicable law where the Contract Product is sold; and

(c)	supporting the Buyer or any company listed by the Buyer as a company that needs this support, regarding warranty claims and after-sales services.

6.2.3

Outbound logistic of the Contract Product is the responsibility of the Buyer. The Supplier’s obligations end when a Contract Product, as Factory Complete, is placed on the yard as explained above in Section 6.1.

6.2.4

Contract Products may be purchased for domestic sales in the People’s Republic of China or export for distribution in markets outside of the People’s Republic of China. In case of export, the Supplier is obligated to take all necessary steps to facilitate such export and to contribute to an efficient export in accordance with instructions provided by the Buyer, including, but not limited to, ensuring that such export is authorised as required by relevant laws and regulations of the People’s Republic of China.

Car Model Manufacturing Agreement	9(23)

7.	QUALITY, INSPECTION AND RIGHT TO REJECT PRODUCTS

7.1	Quality

7.1.1

The Parties acknowledge that the attainment and maintenance according to quality requirements for the Contract Product and process reliability is of paramount importance. The Supplier shall take all precautions and institute all procedures necessary in order to assure the quality requirements in accordance with this Agreement. The Supplier shall upon direction of the Buyer take such actions at the Plant that are necessary to rectify deviations from the product quality requirements of the Contract Product and processes as set out in this Agreement.

7.1.2	The VCPA quality metrics requirements will apply to all Contract Products. The Supplier and the Plant shall meet the standards of VCPA and the Supplier shall maintain such standards.

7.1.3	The Supplier shall regularly submit quality control, test reports and records as agreed by the Parties.

7.1.4

The assembly or any other activity connected to preparation or inspection of the Contract Products under this Agreement shall take place at the Plant by fully trained and qualified personnel allocated for the Contract Product.

7.2	Inspection

7.2.1

When the Supplier has completed its work on the Contract Product it shall pass through the test line, where the Supplier will inspect the Contract Product and decide whether it fulfils the Technical Specification and is Factory Complete. The test line shall consist of a thorough inspection and, if the Buyer so requires, road tests, and otherwise in accordance with VCPA.

7.2.2

The Buyer shall be entitled, at its own expense and upon reasonable notice, to inspect during regular business hours the assembly of the Contract Products, and may carry out tests on the Contract Products that have been parked on the yard ready for collection, in order to ascertain that the Contract Products meet the product and process quality requirements and complies with the Technical Specification.

7.3	Right to reject, defects and repair

7.3.1

The Contract Products delivered by the Supplier to the Buyer shall be Factory Complete and free from defects. Immediately upon the Buyer’s identification of the fact that any of the delivered Contract Products is not Factory Complete, despite the Supplier’s inspection, the Buyer shall have the right to reject such defective Contract Products, provided that the Buyer identifies such defects before the Buyer has removed the Contract Products from the premises of the Plant, whereby what is set out in Sections 7.3.2-7.3.4 shall apply.

7.3.2

The Supplier shall repair and/or correct any rejected Contract Product within a commercially reasonable time at its own costs and expenses. If a particular Contract Product cannot be repaired or corrected, Supplier shall replace any non-repairable or non- correctable Contract Product, subject to its right to claim reimbursement from the Buyer, a supplier or other Third Party depending on the root cause of the problem.

Car Model Manufacturing Agreement	10(23)

7.3.3

For avoidance of doubt, the Supplier shall physically correct any defects found either prior to delivery of the Contract Products or while they are parked on the yard of the Plant. The Buyer shall not be obliged to accept Contract Products if such have defects that have not been properly corrected.

7.3.4

The Supplier is responsible for the costs relating to repairing defects on the Contract Product caused in assembly or manufacturing. The Buyer is responsible for the costs relating to defects in the Contract Product caused by product design, as well as part or Component quality (given that the Buyer is responsible for the sourcing of Components in accordance with Section 5.3). The Buyer’s responsibility is however only in regard to repairing its Contract Products and does not include a responsibility for other costs incurred in the Plant, such as stand-still in production.

7.3.5

The principles set out in Sections 7.3.1-7.3.2 and 7.3.4 above shall also apply in case the Contract Products are found to be defective even after such Contract Products have been removed from the premises of the Plant, to the extent any defect in such Contract Products are due to Supplier’s faulty assembly or manufacturing. This Section 7.3.5 shall, however, only apply if such defects have been found and notified to the Supplier within six (6) months from when such Contract Products have been removed from the premises of the Plant.

7.3.6	Where the Buyer has rejected Contract Products under this Section 7, the Buyer shall have the right to determine the order of priority in which such Contract Products shall be repaired.

8.	PERMITS

8.1

The Supplier is responsible for the operation of the Plant and shall hold all necessary permits required by all applicable laws and regulations for the Plant, including, but not limited to, to operate the Plant and to produce and sell the Contract Products under this Agreement (the “Permits”).

8.2	All Permits shall be valid so that the Supplier can produce and sell the Contract Products during the term of this Agreement.

9.	WARRANTY, PRODUCT LIABILITY, RECALL AND OTHER CLAIMS

9.1

Other than as provided for in Section 7 above, the Supplier is not responsible for any warranty claims or similar in relation to the Contract Products. The Supplier warrants that the Contract Products are in conformity with the Technical Specifications and free from defects in materials and workmanship including manufacturing and assembly. In addition to this Section 9.1, what is set out below in this Section 9 shall apply.

9.2

If a defect is found in a Contract Product after delivery of a Contract Product, initial inspection should be carried out by the Buyer. If the Buyer finds that the defect is caused by Component quality, and thus the Buyer’s responsibility (which in turn may be the Component supplier’s responsibility under the Buyer’s agreement with such supplier), the Buyer shall together with the supplier of the Component cany out the final inspection and make joint decision with regard to the cause of the defect and action to be taken. If it is confirmed finally that the defect is caused by Component quality, the Buyer shall bear all the damage and cost incurred from the whole event (which in turn may be the Component supplier’s responsibility under the Buyer’s agreement with such supplier, which governs the relationship between the Buyer and the Component supplier). If the Buyer finds that the defect is due to product design, the Buyer

Car Model Manufacturing Agreement	11(23)

shall carry out the final inspection and make decision with regard to the cause of the defect and action to be taken. If it is confirmed finally that the defect is due to product design, the Buyer shall bear all the damage and cost incurred from the whole event. If the Buyer finds that the defect is the Supplier’s responsibility in accordance with this Agreement, the Buyer shall together with AELQ carry out the final inspection and make joint decision with regard to the cause of the defect and action to be taken. If it is confirmed finally that the defect is the Supplier’s responsibility, the Supplier shall bear all the damage and cost incurred from the whole event. If the Parties cannot agree on the cause of the defect, the issue shall be escalated in accordance with what is set out in Section 12.1. This Section 9.2 is at all times subject to Section 7.

9.3

The Buyer shall be responsible for all costs in relation to warranty claims, product liability claims, Contract Product recalls and other claims. If any such claim is due to a systematic defect in the Contract Products due to the Supplier’s faulty manufacturing or assembly, however, the Supplier shall be responsible for all costs relating to such claims. A defect in the Contract Product shall be considered systematic (i) if it is attributable to the same, or substantially the same, root cause, and (ii) occurs, or is likely to occur, at a statistically significant level (determined in good faith by the Parties) during the agreed or reasonably expected life time of the Contract Product. Systematic defects shall be defined and claimed via case study on a case by case basis. In addition, the Parties shall in good faith agree on any consequences of systematic defects for the Supplier.

9.4

For the avoidance of doubt, the Buyer is not responsible in relation to the Supplier, nor in relation to other buyers that have entered into other car model manufacturing agreements with First Brauch or AELQ regarding production of vehicles in the Plant, for any costs and/or damages relating to stops in production in the Plant affecting such other buyers. Likewise, the Supplier is not responsible in relation to Buyer for such costs and/or damages.

10.	TRADEMARKS

10.1	General

For the avoidance of doubt, this Agreement shall in no way be construed as to give any of the Parties any right whatsoever to use any registered or unregistered trademarks or brand names owned or licensed by another Party or its Affiliates, except in the manner and to the extent set forth in this Agreement or expressly consented to in writing by that other Party.

10.2	Geely brand name

10.2.1

For sake of clarity, it is especially noted that this Agreement does not include any right to use the ‘Geely’ brand name or trademarks, or refer to ‘Geely’ in communications or official documents of whatever kind.

10.2.2

This means that this Agreement does not include any rights to directly or indirectly use the ‘Geely’ brand name or ‘Geely’ trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence.

Car Model Manufacturing Agreement	12(23)

10.3	Volvo Cars brand name

10.3.1

Correspondingly, it is especially noted that this Agreement does not include any right to use the ‘Volvo’ brand name, or Trademarks, or refer to ‘Volvo’ in communications or official documents of whatever kind. The Parties acknowledge that the ‘Volvo’ Trademarks as well as the ‘Volvo’ name is owned by Volvo Trademark Holding AB and that the right to use the name and the ‘Volvo’ Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related intellectual property can only be used by Volvo Cars and its Affiliates in relation to Volvo products.

10.3.2

This means that this Agreement does not include any rights to directly or indirectly use the ‘Volvo’ brand name or ‘Volvo’ Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence.

10.4	Trademark on Contract Products

10.4.1

Notwithstanding the above, the Supplier is hereby granted the right to use the Buyer’s trademarks but solely to apply such trademark on the Contract Product in accordance with the Technical Specification or as otherwise instructed by the Buyer. If the Supplier is First Branch, the Supplier may sub-licence such rights to AELQ.

10.4.2	Any other use of the Buyer’s trademark, including the one on the Contract Products, is subject to the Parties entering into a trademark license agreement.

11.	LIMITATION OF LIABILITY

11.1	Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement.

11.2	Each Party’s aggregate liability for any damage arising out of or in connection with this Agreement shall be limited to [***].

11.3	The limitations of liability set out in this Section 11 shall not apply in respect of damage;

(a)	caused by wilful misconduct or gross negligence, or;

(b)	caused by a Party’s breach of the confidentiality undertakings in Section 13 below.

12.	GOVERNANCE AND CHANGES

12.1	Governance

12.1.1	The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement.

12.1.2

The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Luqaio Steering Committee.

Car Model Manufacturing Agreement	13(23)

12.1.3	If the Luqaio Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision.

12.2	Change management

12.2.1

For any changes or updates of the Technical Specifications, the Buyer shall notify the Supplier of its requested change and the Supplier shall provide feedback to the Buyer of potential consequences of the requested change. Details regarding change management should follow the change management procedure used by the Parties.

12.2.2

The Supplier undertakes to immediately incorporate any changes in the Components, in the Contract Products or in manufacturing engineering processes related thereto in accordance with strict batch sequence orders and plans as agreed by the Parties. The Supplier shall bear the costs for all the described work. All related work performed by the Supplier shall be charged back to the Buyer as part of the price for the Contract Products.

13.	CONFIDENTIALITY

13.1	The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Parties.

13.2

All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 13.2 below apply or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder, as well as with the exception of such personnel of Geely and Volvo Cars with a need to know as for the Parties to perform their duties hereunder and in relation to the operation of the Plant. This provision will not apply to Confidential Information which the Receiving Party can demonstrate:

(a)	was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking;

(b)	was already in the possession of the Receiving Party before its receipt from the Disclosing Party;

(c)	is obtained from a Third Party who is free to divulge the same;

(d)	is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; or

(e)	is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

Car Model Manufacturing Agreement	14(23)

13.3

The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 12.2.

13.4

Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

13.5

If any Party violates any of its obligations described in this Section 12.2, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section below. All legal remedies (compensatory but not punitive in nature) according to law shall apply.

13.6	This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time.

14.	TERM AND TERMINATION

14.1	Term and termination

14.1.1

This Agreement shall become effective and remain in force in accordance with what is set out in the Car Model Manufacturing Agreement. This Agreement may be terminated in accordance with what is set out below in this Section 14.1.

14.1.2	Either Party shall be entitled to terminate this Agreement with immediate effect in the event;

(a)

the other Party commits a material breach of the terms of this Agreement, which has not been remedied within sixty (60) days from written notice from the other Party to remedy such breach (if capable of being remedied); or

(b)

if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

14.2	Consequences of termination

14.2.1	Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties on the date of termination, unless expressly waived in writing by the Parties.

14.2.2

Unless otherwise agreed by the Parties, upon expiry or termination of this Agreement, the rights of the Supplier referred to in this Agreement hereof shall cease and the Supplier shall forthwith cease to assemble the Contract Product or any Components thereof.

Car Model Manufacturing Agreement	15(23)

14.2.3

The Supplier shall upon expiry or termination of this Agreement make no further use of the Technical Information and Know-How owned or associated with the Buyer and shall return to the Buyer, at the Supplier’s expense, the Technical Information in tangible form and any reproductions or copies thereof or, at the Buyer’s option, present acceptable evidence that the same have been completely destroyed.

14.2.4

The Supplier shall forthwith take all action necessary to transfer all licenses or registrations issued by the relevant authorities for the Contract Product to the Buyer or, if this is not possible, to arrange for cancellation of such licenses or registrations.

14.2.5

Upon termination of this Agreement, the Buyer shall within sixty (60) days after expiry, purchase at fair market value any non-defective Contract Product and/or Components and non-cancellable orders regarding supply to the Buyer.

14.2.6

No compensation for goodwill, redundancies in personnel, for investments made, indemnities for loss of profit or of clientele, or consequential loss can be claimed by reason of termination of this Agreement.

14.2.7	For avoidance of doubt, termination of this Agreement does not affect the validity of any other car model manufacturing agreements executed between the Parties.

14.3	Exit costs

14.3.1

If the Buyer exits from the Plant, i.e. ceases having vehicles produced in the Plant within the term of this Agreement, the Buyer shall in any event be responsible for the remaining depreciation for the investments in the Plant that relates to the Buyer, i.e. such fixed costs unique to the exiting Party.

14.3.2	Upon such exit, the Buyer shall take an accelerated share and pay a lump sum relating to the costs of such remaining depreciation.

15.	MISCELLANEOUS

15.1	Force majeure

15.1.1

Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party’s reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, (whether involving its own workforce or a Third Party’s), failure of general energy sources delivering energy to the plant, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions.

15.1.2

A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under this Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist.

Car Model Manufacturing Agreement	16(23)

15.2	Notices

15.2.1

All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

(a)	in case of personal delivery, at the time and on the date of personal delivery;

(b)

if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission;

(c)	if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or

(d)	at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation;

in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods.

15.2.2	All such notices, demands, requests and other communications shall be sent to the addresses set out in the Car Model Manufacturing Agreement.

15.3	Assignment

Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent.

15.4	Waiver

Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

15.5	Severability

In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended.

Car Model Manufacturing Agreement	17(23)

15.6	Entire Agreement

All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement.

15.7	Amendments

Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid.

15.8	Survival

If this Agreement is terminated or expires pursuant to Section 14 above, Section 13 (Confidential Information), Section 16 (Governing Law), Section 17 (Dispute Resolution) as well as this Section 15.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

16.	GOVERNING LAW

This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of the People’s Republic of China without giving regard to its conflict of laws principles.

17.	DISPUTE RESOLUTION

17.1	Escalation principles

17.1.1

In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Luqaio Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Luqaio Steering Committee. Each such statement shall be considered by the next regular meeting held by the Luqaio Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

17.1.2

The members of the Luqaio Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Luqaio Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Luqaio Steering Committee without undue delay. If the Luqaio Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

Car Model Manufacturing Agreement	18(23)

17.1.3

If the Luqaio Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within thirty (30) days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 17.2 below. If no Luqaio Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board immediately and Section 17.1.2 above shall not apply.

17.1.4

All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 13 above.

17.1.5

Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 17.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

17.2	Arbitration

17.2.1

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall, be submitted to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese. The arbitral tribunal shall be composed of three arbitrators.

17.2.2

Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

17.2.3

In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

17.2.4	All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

General Terms	19(22)

EXHIBIT 1

VOLUME PLANNING PROCEDURES

1.	LONG TERM INVESTMENT VOLUMES

The Buyer acknowledges that all manufacturing of vehicles in the Plant is subject to planning and allocation of capacity in the Plant on a [***] and that any planning of the volumes and the production of Contract Products under this Agreement shall consider that other vehicles than the Contract Products are to be produced in the Plant.

In order to predict and plan for the production volume appropriately, the Parties will discuss LTIV and planned volume forecasts on [***]. LTIV is required when there is need to increase or decrease the designed capacity of the Plant for the Contract Products by investment into tooling and equipment as well as planning for personnel and shift requirements. The LTIV constitutes a vehicle volume commitment by the Buyer.

The LTIV planning is illustrated by the graph below.

[***]

The Buyer shall on an annual basis, in due time before [***] each year, provide the Volume Planning Committee its planned volume forecast for [***] (“Requested Volumes”). Requests so filed with the Volume Planning Committee shall be processed within the internal planning process of each buyer having vehicles produced in the plant (including the Buyer), and resubmitted for a final decision by the Luqaio Steering Committee no later than [***] each year. Thereafter, the Luqaio Steering Committee will, based on such Requested Volumes, by [***] each year, at the latest, decide on the allocation of capacity in the Plant between the Buyer and other buyers having vehicles produced in the Plant under other car model manufacturing agreements for [***]. Thus, the Luqaio Steering Committee will by that time decide on the capacity in the Plant available to the Buyer. The Plant capacity so allocated to the Buyer during these [***] shall be considered a volume commitment by the Buyer and the Buyer’s “Reserved Volumes”. The Buyer is responsible for its Reserved Volumes, meaning that if the Buyer does not utilize its Reserved Volumes, it shall in any event be responsible for any fixed and variable costs related to such unutilized Reserved Volumes that could not be mitigated.

The Luqiao Steering Committee may decide to have separate operational meetings to prepare planning volumes prior to its decisions on [***] each year.

Furthermore, the Buyer agree to hold the Supplier and the Luqaio Steering Committee informed of its long term plans for production of Contract Products in the Plant beyond the [***] period that concerns its Reserved Volumes.

Any decisions on the allocation of capacity is to be made by the Luqiao Steering Committee.

General Terms	20(22)

2.	MONTHLY PLANNING PROCESS

The Parties acknowledge the need to on a regular basis follow-up and discuss volume forecasts and orders of Contract Products.

Moreover, the parties shall on a monthly basis follow-up, discuss and agree on the rolling production volume and details for [***] for production and delivery of the Contract Products. The review is done on a [***].

Monthly volume planning procedure is illustrated by the graph below and shall follow [***].

[***]

3.	ORDER BOOK PLANNING

The Parties agree that the forecasted monthly planning volume together with the annual production volume of the Contract Product forms the base for order book planning and also Components ordering planning.

[***]

The order book is open for [***] at a time. The order book governance process and order process is illustrated by the graph below.

[***]

General Terms	21(22)

EXHIBIT 2 CAR PRICING PRINCIPLES AND PROCEDURES

1.	VEHICLE COST CALCULATION

The price of the Contract Product shall be calculated according to [***].

1.1	Common cost

The cost for the Plant, which is defined as common cost in graph 1 below, shall be [***].

Example common cost calculation:

[***]

1.2	Model Unique cost

[***]

Graph 1:

[***]

1.3	Cost for use of tooling

Each brand will own its unique and type bound tooling. [***]

The pricing methodology for user right fee is stipulated in separate Vendor Tooling Agreements.

1.4	Pricing process

Prices for vehicles to be produced in the Plant, including Contract Products, shall be set on [***] basis based on [***]. The Supplier will decide on the prices that the Supplier shall charge for vehicles to be produced in the Plant, including the Contract Products, for [***].

The prices shall be reviewed on [***] basis and may be amended by the Supplier at its discretion if necessary to cover costs for production of vehicles in the Plant, e.g. due to the production of vehicles in the Plant not reaching the estimated volumes or due to fluctuations in costs for material, etc.

The timeline for price setting is illustrated by graph 2 below.

General Terms	22(22)

Graph 2:

[***]

In case of disagreement between the Parties on price adjustments, it will be handled in accordance with Section 12 in the General Terms.

2.	ACCOUNTING

In order to ensure the expenses and payments hereunder are accurately and correctly recorded, the Supplier shall establish necessary IT system and maintain separate accounts and records for the business associated with manufacturing and distribution of the Contract Product.

APPENDIX 2

APPENDIX 2

TECHNICAL SPECIFICATION

The Parties agree to in good faith negotiate and finalise the contents of this Appendix after the effective date.

Novation Agreement

This Novation Agreement (the “Agreement”) is entered into by and among the following parties:

Polestar New Energy Vehicle Co.,/ , registration number (USCC) 91510100MA6BX1H33P, a limited liability company duly incorporated and validly existing under the Laws of People’s Republic of China (the “Transferor”)

Polestar Automotive China Distribution (Taizhou) Co., Ltd./ , registration number (USCC) 91331001MA2DYEJ4XH, a limited liability company duly incorporated and validly existing under the Laws of People’s Republic of China (the “Transferee”); and

First Automobile Branch of Zhejiang Haoqing Automobile Manufacuring Co., Ltd. / registration number 91331004759093054Q, a limited liability company duly incorporated and validly existing under the Laws of People’s Republic of China (the “HAOQING”).

The above parties shall be hereinafter referred to as a “Party” individually and as the “Parties” collectively.

WHEREAS:

(1)	The Transferor and HAOQING entered into a Car Model Manufacturing Agreement in relation manufacturing of Polestar 2 in the Luqiao Plant (the “Original Agreement”) on 28 November, 2018;

(2)	The Transferor agrees to transfer all of the rights and outstanding obligations under the Original Agreement to the Transferee and the Transferee agrees to accept such transfer.

NOW, THEREFORE, the Parties hereby agree as follows:

Article 1	Transfer of Rights and Obligations

1.1

The Parties hereby agree, by execution of this Agreement and subject to the terms and conditions contained herein, that the Transferor hereby transfers all of its rights and outstanding obligations under the Original Agreement to the Transferee, and the Transferee agrees to substitute the Transferor as a party to the Original Agreement, and shall acquire all of the rights of the Transferor under the Original Agreement and undertake all of the outstanding obligations of the Transferor thereunder on the Effective Date (as defined below).

1

1.2

The Parties confirm that, for obligations that have been performed by the Transferor under the Original Agreement before the Effective Date of this Agreement, the Transferor and Transferee shall not undertake any liability or obligation. As of the Effective Date of the Agreement, the Transferor shall not be severally liable for any liability of the Transferee to perform its obligations under the Original Agreement.

Article 2	Taxes, Costs and Expenses

The Parties shall be responsible for any taxes, costs and expenses incurred by them respectively in connection with the rights and obligation transfer according to this Agreement.

Article 3	Effectiveness

This Parties acknowledge and agree that this Agreement shall be considered to be in effective from 1 July 2020 (the “Effective Date”).

Article 4	Governing Law and Dispute Resolution

Sections 16 and 17 of the Original Agreement shall apply to this Agreement as well.

Article 5	Language and Originals

This Agreement shall be made in English and in three originals with each Party keeping one original.

[Signature pages to follow]

2

IN WITNESS whereof the Parties hereto have executed the Agreement as of the date first above written.

The Transferor: Polestar New Energy Vehicle Co., Ltd.,/ (Seal)

/s/ Lars Danielson
Legal Representative: Lars DANIELSON

The Transferee: Polestar Automotive China Distribution (Taizhou) Co., Ltd.,/ (Seal)

/s/ Lars Danielson
Legal Representative: Lars DANIELSON

HAOQING: First Automobile Branch of Zhejiang Haoqing Automobile Manufacturing Co., Ltd./

/s/ Gao Feng
Authorised Signatories: